Exhibit 99.77C

Western Asset Funds,
Inc.
 ("Registrant")
Form N-SAR
For the Six Months Ended
September 30, 2006

Sub-Item 77C:  Matters
submitted to a vote of
security holders


STOCKHOLDER MEETING
RESULTS (amounts not in
thousands)

An Annual Meeting of the
Stockholders of Western
Asset Funds, Inc. was
held on May 9, 2006 for
the purpose of electing
a Board of Directors,
approving a change to
the classification of
the investment objective
of each of Intermediate
and Core, approving the
elimination of Core's
fundamental investment
restriction with respect
to pledging assets,
approving an amendment
to Core's fundamental
investment restriction
with respect to
investments in
commodities and
approving the
elimination of Core's
fundamental investment
restriction with respect
to margin transactions.
Because a quorum was not
present with respect to
any of the proposals,
the meeting was
adjourned until June 9,
2006.

A continuation of the
Annual Meeting of the
Stockholders of Western
Asset Funds, Inc. was
held on June 9, 2006.
Although a quorum was
present with respect to
each proposal,
sufficient votes in
favor of each proposal
other than the election
of directors had not
been received, and the
meeting was adjourned
with until July 14, 2006
with respect to each
proposal other than the
election of directors.
The following actions
were taken were taken at
the June 9, 2006
meeting:


Election
of
Directors:
For
Withheld
  Ronald
J. Arnault
438,540,473
7,636,185
  John E.
Bryson
392,064,857
54,111,801
  Anita L.
DeFrantz
437,176,664
8,999,994
  Michael
Even*
438,730,118
7,446,540
  Ronald
L. Olson
438,641,905
7,534,753
  William
E.B. Siart
438,614,806
7,561,852
  Louis A.
Simpson
436,461,555
9,715,103
  Jaynie
Miller
Studenmund
436,767,479
9,409,179

*Michael Even resigned
effective with his
election to the Board.

At the continuation of
the Annual Meeting of
the Stockholders of
Western Asset Funds,
Inc. held on July 14,
2006 the following
actions were taken:

The change to the
classification of the
investment objectives of
each of Intermediate and
Core were not approved:



Shares
Voted In
Favor
Shares
Voted
Against

Abstained
Intermediate
Bond
Portfolio
27,950,635
13,397,149
6,572,220
Core Bond
Portfolio
130,875,457
55,389,522
21,457,701




The
elimination/amendment to
certain of the Core's
fundamental investment
restrictions was
approved:


Shares
Voted In
Favor
Shares
Voted
Against


Abstained
Eliminate
investment
restriction
with respect
to pledging
assets

181,326,162
20,002,177
6,394,341
Approve
amendment to
investment
restriction
with respect
to
investments
in
commodities

164,158,079
37,223,252
6,341,349
Eliminate
fundamental
investment
restriction
with respect
to margin
transactions
161,287,083
40,035,013
6,400,584






G:\Groups\12b-1\Shareholder
Meeting Results 9.30.06.doc		05/07/2007